EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Donald J. Percenti, President and Chief Executive Officer of ACC Group Holding Corp. and American Achievement Corporation (the “Companies”), hereby certify that:

1.
The Annual Report of the Companies on Form 10-K for the year ended August 29, 2009, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: November 17, 2009

/s/ DONALD J. PERCENTI
Name:	Donald J. Percenti
Title:	President and Chief Executive Officer (principal executive officer)